Exhibit 99.1

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Two years ago, a young writer/illustrator from Vermont, came to our office in Los Angeles, to present her property to us and discuss the possibility of creating an animated television series and merchandising program for children. She was with her husband and collaborator, Reed Duncan, and her celebrated Emmy winning creative producer, Jane Startz.

The writer/illustrator was Anna Dewdney, and even though she had sold almost ten million books, her success was only exceeded by her humility. We were not only impressed by her creativity, but with her New England values and authenticity. Anna and company were making the rounds of the Hollywood studios to find the right producing partner, and we didn’t realize at the time that we were being ‘interviewed’.

We stayed in touch and subsequently met again in the summer of 2014 with her and our newly hired head of worldwide consumer products. This time in Boston. Shortly thereafter, we concluded a deal with Anna and Reed, and her publisher Penguin, for Genius Brands to develop and produce animated cartoons and manage a global licensing program for Anna and her beautiful creation, Llama Llama.

We developed the program, and it is now two years later….

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This morning Netflix announced that they have licensed the animated series Llama Llama from Genius Brands International to become a Netflix Original kid series, for global distribution in 2017. This becomes the largest content licensing deal in the history of Genius Brands, and will have an accretive effect across the business of the company, both this year and in years to come. Subsequent to Netflix's announcement, Genius issued its own release to share more detail, and I would like to amplify on that with you today.

For those of you unfamiliar with Llama Llama, it is a series of New York Times best seller books for pre-schoolers, written and illustrated by Anna Dewdney, which have now sold over ten million copies. All of the titles have been New York Times Best Sellers, and several have made it to #1. The sales of each successive title, in fact have continued to grow and outsell the previous title. They have been printed and distributed not just in the United States, but in multiple languages around the world. Llama Llama is published by Penguin Books, a division of Random House, which is a division of Bertelsman, one of the largest media and publishing companies in the world. Though I didn’t know it at the time, I have since come to appreciate the deep and profound visceral effect which these books and special stories have on kids around the world.

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Our first season order from Netflix is for 30 animated stories, which will be formatted into 15 half hour program episodes. Netflix will distribute the series across its entire distribution system in over 190 countries, on a day/date basis, meaning they will be released worldwide on the same day. Concurrent with the production order of the animated Llama Llama programs, Netflix has ordered dubs for the series into 20 different foreign languages. The foreign language dubs remain the property of Genius Brands. Foreign language dubs are recognized as extremely valuable assets, enabling studios to continuously license their programs, post Netflix, to broadcasters, home entertainment users, and digital platform and content providers, worldwide.

The Llama Llama programming sale to Netflix, will catalyze the global merchandising and licensing program, being officially launched this coming Monday at the annual licensing show, Licensing Expo, in Las Vegas.  It is rare to launch a series worldwide on a day and date basis. At the same time, it is hugely valuable to be able to offer this kind of broadcast flight to a manufacturer, who can immediately have a global audience for its products versus one in the U.S. only, which subsequently may or may not roll out, afterwards elsewhere.

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Let me put it another way. If you are a plush manufacturer like Mattel or Hasbro, for example, you immediately know you will have a global market to sell your products, rather than just a U.S. market. Now, imagine that impact multiplied across all of the many categories of children’s products.  That is exactly the powerful 'catalytic compounding' effect of the global sale to Netflix, with its worldwide day/date release in all languages.

To insure this is fully exploited, Genius Brands has a robust presence at the upcoming Licensing Show in Las Vegas next week, with over 150 appointments over 3 days, across all categories including toys, games, electronics, publishing, apparel, stationary, beauty, school supplies, costume, party goods, and food products.  In addition, we will be meeting with all of the major retailers such as Target, Amazon, Toys R Us, among others.

In addition, Genius Brands will also be meeting with a number of our key international licensing sub-agents worldwide, in setting up the global Llama LLama licensing program in the major territories outside the United States.  One of the most appealing characteristics of this program, is not just that it equally appeals to both boys and girls, and that it is truly timeless and evergreen, but that it is also truly international.

Llama Llama is about childhood moments and adventures, as well as the special connections between the lead character, Llama, and his parents, grandparents and best friends. Llama Llama tells heart-warming tales of life in a safe, friendly town seen through the eyes of Llama, as he interacts with the amazing world around him, and always learning valuable life lessons.  It is a series I can say Genius Brands is PROUD to produce. It is without violence or negative stereotypes, and full of positive nourishing lessons.

The production team is a collection of ‘all stars’, including Oscar, Emmy, and Grammy winning creators. Oscar-winning Executive Producer, Rob Minkoff who directed The Lion King, director Saul Blinkoff (Doc McStuffins, Barbie’s Dreamtopia, Winnie the Pooh), Emmy winning writer Joe Purdy(Arthur, Hey Arnold, Dinosaur Trian), legendary Disney art director Ruben Aquino (Frozen, The Lion King, Aladdin, Mulan) and Emmy-award winning producer Jane Startz (Magic School Bus), and Anna  and Reed as Co-Executive Producers.

Our animation production will be done in China at Hong Ying studios which is one of the strongest animation sub contract providers in the world, and has done shows ranging from Spiderman for Marvel, to Fineas and Ferb for Disney Animation. Music will be done by Ron Fair, who has produced multiple Grammy winning artists including Black Eyed Peas, Cristina Aguilera, and Mary J. Blige, among others.  Only with a property of this caliber, and with a broadcaster of Netflix’s stature, have we been in a position to attract such an accomplished and talented team of champions.

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Those behind the scenes are no less stellar. Our SVP of Global Content Sales, Andy Berman, who will be selling the programs across all the various windows worldwide, is a superstar in his field and initiated the original contact with Netflix. No less so is Stone Newman, in his field, who runs worldwide consumer products for Genius.

Lastly, let me mention, that those of you who read the in depth Netflix article in yesterday's New York Times are aware of the massive impact that a series launch on a global basis on Netflix can have. There is simply no global platform like it today.  For their Netflix Global Original programs, they pay absolute top dollar to have the very best properties and creators from around the world, and we are very proud to be recognized in this thin air of the world’s premier content.

For Genius Brands, the immediate dollar impact will be accretive and greater than both our recent Sony Pictures Home Entertainment distribution deal and the Sony Music label deal, COMBINED. The ancillary impact of the global merchandising of Llama Llama will catalyze and compound that value even further.

Taken in its totality, the various pieces of this transaction with Netflix, create what I would describe as a 'perfect storm of value creation'. When we can mix the value creation, with positive value entertainment we are so proud of, it's hard to get much better.

Sincerely,

Andy Heyward

Chairman & CEO

Genius Brands International, Inc.

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